AMENDMENT NO. 1 TO THE DEPOSIT AGREEMENT
THIS AMENDMENT NO.1 dated as of September 20, 2023 (the “Effective Date”) to the Deposit Agreement, dated as of January 16, 2020, (the “Deposit Agreement”), by and among (i) LIZHI INC., a company incorporated under the laws of the Cayman Islands, with its principal executive office at Yangcheng Creative Industry Zone, No. 309 Middle Huangpu Avenue, Tianhe District, Guangzhou 510655, The People’s Republic of China and its registered office at Osiris International Cayman Limited, Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209, Cayman Islands (together with its successors, the “Company”), (ii) Deutsche Bank Trust Company Americas, an indirect wholly owned subsidiary of Deutsche Bank AG, acting in its capacity as depositary, with its principal office at 1 Columbus Circle, New York, NY 10019, United States of America (the “Depositary” which term shall include any successor depositary hereunder), and (iii) all Holders and Beneficial Owners of American Depositary Shares evidenced by American Depositary Receipts issued hereunder (all such capitalized terms as hereinafter defined).
W I T N E S S E T H:
WHEREAS, the Company and the Depositary executed the Deposit Agreement; and
WHEREAS, pursuant to Section 6.1 of the Deposit Agreement, the Company and the Depositary desire to amend certain terms of the Deposit Agreement and Receipts.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement and the Receipts, effective as of the Effective Date, as follows:

Article I

Definitions
Section 1.01 Definitions.  Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.
Article II

Amendments to the Deposit Agreement and Receipts
Section 2.01 All references in the Deposit Agreement and the Receipts to the term “Deposit Agreement” shall refer to the Deposit Agreement, as amended by this Amendment.
Section 2.02 The second sentence of Section 1.3 of the Deposit Agreement, and all corresponding references to the number of Shares represented by each ADS set forth in the form of Receipt and all outstanding Receipts, is amended by replacing “Each American Depositary Share shall represent the right to receive 20 Shares” with “Each American Depositary Share shall represent the right to receive 200 Shares”.
Section 2.03 All references in the Deposit Agreement and the Receipts to “60 Wall Street, New York, New York 10005, U.S.A” are amended to “1 Columbus Circle, New York, New York 10019, U.S.A.”
Section 2.04 The form of Receipt and all outstanding Receipts (including, without limitation, the terms of each outstanding American Depositary Share) are amended and restated to read as set forth in Exhibit A hereto as of the Effective Date.
Article III

Representations and Warranties
Section 3.01 Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the Depositary and the Holders and Beneficial Owners, that this Amendment, when executed and delivered by the Company, and assuming due execution and delivery by the Depositary, and the Deposit Agreement, as amended by this Amendment, will be, and the Deposit Agreement previously entered into has been, respectively, duly and validly authorized, executed and delivered by the Company, and each constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
Section 3.02 Representations and Warranties of the Depositary.  The Depositary represents and warrants to the Company that this Amendment, when executed and delivered by Depositary, and assuming due execution and delivery by the Company, and the Deposit Agreement, as amended by this Amendment, will be, and the Deposit Agreement previously entered into has been, respectively, duly and validly authorized, executed and delivered by the Depositary, and each constitutes the legal, valid and binding obligation of the Depositary, enforceable against the Depositary in accordance with its respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
Article IV

Miscellaneous
Section 4.01 Effective Date.  This Amendment is dated as of the Effective Date.  Upon and after the Effective Date, each Holder shall be deemed, by continuing to hold Receipts, to have consented and agreed to this Amendment and to be subject to and bound by all of the terms and conditions of the Deposit Agreement, as amended by this Amendment. This Amendment is supplemental to the Deposit Agreement and shall be read and construed as one instrument together with the Deposit Agreement. Except as amended by this Amendment, the Deposit Agreement shall continue in full force and effect and all of the provisions thereof (as amended hereby) are hereby in all respects ratified and confirmed.
Section 4.02 Outstanding Receipts.  Receipts issued prior to the date hereof, which do not reflect the changes to the form of Receipt effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement, as amended by this Amendment.  The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.  Holders and Beneficial Owners of American Depositary Shares issued and outstanding under the Deposit Agreement prior to the date hereof, shall in all respects, from and after the date hereof, be deemed Holders and Beneficial Owners of American Depositary Shares issued pursuant and be subject to all of the terms and conditions of the Deposit Agreement, as amended by this Amendment.
Section 4.03 Indemnification.  The parties hereto accept and shall be entitled to the benefits of the indemnification provisions of Section 5.8 of the Deposit Agreement in connection with any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.
Section 4.04 Governing Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
Section 4.05 Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives hereunto duly authorized as of the Effective Date.
LIZHI INC., as the Company

By:	/s/ Jinnan (Marco) Lai
Name: Jinnan (Marco) Lai
Title: Chief Executive Officer, Director

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as the Depositary

By:	/s/ Michael Curran
Name: Michael Curran
Title: Vice President

By:	/s/ Michael Tompkins
Name: Michael Tompkins
Title: Director

EXHIBIT A
CUSIP________
ISIN________
American Depositary Shares (Each
American Depositary Share
representing two hundred (200)
Fully Paid Class A Ordinary Shares)
[FORM OF FACE OF RECEIPT]
AMERICAN DEPOSITARY RECEIPT
for
AMERICAN DEPOSITARY SHARES
representing
DEPOSITED ORDINARY SHARES
of
LIZHI INC.
 (Incorporated under the laws of the Cayman Islands)
DEUTSCHE BANK TRUST COMPANY AMERICAS, as depositary (herein called the “Depositary”), hereby certifies that ________________ is the owner of ______________ American Depositary Shares (hereinafter “ADS”), representing deposited Class A ordinary shares, each of Par Value of U.S. $0.0001 including evidence of rights to receive such Class A ordinary shares (the “Shares”) of LIZHI INC., a company incorporated under the laws of the Cayman Islands (the “Company”). As of the date of the Deposit Agreement (hereinafter referred to), each ADS represents two hundred (200) Shares deposited under the Deposit Agreement with the Custodian which at the date of execution of the Deposit Agreement is Deutsche Bank AG, Hong Kong Branch (the “Custodian”). The ratio of Depositary Shares to shares of stock is subject to subsequent amendment as provided in Article IV of the Deposit Agreement.  The Depositary’s Corporate Trust Office is located at 1 Columbus Circle, New York, New York 10019, U.S.A.
(1) The Deposit Agreement.  This American Depositary Receipt is one of an issue of American Depositary Receipts (“Receipts”), all issued or to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of January 16, 2020 (as amended from time to time, the “Deposit Agreement”), by and among the Company, the Depositary, and all Holders and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and becomes bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners of Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time, received in respect of such Shares and held thereunder (such Shares, other securities, property and cash are herein called “Deposited Securities”). Copies of the Deposit Agreement are on file at the Corporate Trust Office of the Depositary and the Custodian.
Each owner and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of the Deposit Agreement and applicable ADR(s), and (b) appoint the Depositary its attorney‑in‑fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable ADR(s) (the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof).
The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and the Memorandum and Articles of Association (as in effect on the date of the Deposit Agreement) and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement. To the extent there is any inconsistency between the terms of this Receipt and the terms of the Deposit Agreement, the terms of the Deposit Agreement shall prevail. Prospective and actual Holders and Beneficial Owners are encouraged to read the terms of the Deposit Agreement. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.  The Depositary has made arrangements for the acceptance of the American Depositary Shares into DTC.  Each Beneficial Owner of American Depositary Shares held through DTC must rely on the procedures of DTC and the DTC Participants to exercise and be entitled to any rights attributable to such American Depositary Shares.  The Receipt evidencing the American Depositary Shares held through DTC will be registered in the name of a nominee of DTC.  So long as the American Depositary Shares are held through DTC or unless otherwise required by law, ownership of beneficial interests in the Receipt registered in the name of DTC (or its nominee) will be shown on, and transfers of such ownership will be effected only through, records maintained by (i) DTC (or its nominee), or (ii) DTC Participants (or their nominees).
(2) Surrender of Receipts and Withdrawal of Deposited Securities.  Upon surrender, at the Corporate Trust Office of the Depositary, of ADSs evidenced by this Receipt for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of (i) the fees and charges of the Depositary for the making of withdrawals of Deposited Securities and cancellation of Receipts (as set forth in Section 5.9 of the Deposit Agreement and Article (9) hereof) and (ii) all fees, taxes and/or governmental charges payable in connection with such surrender and withdrawal, and, subject to the terms and conditions of the Deposit Agreement, the Memorandum and Articles of Association, Section 7.11 of the Deposit Agreement, Article (22) hereof and the provisions of or governing the Deposited Securities and other applicable laws, the Holder of the American Depositary Shares evidenced hereby is entitled to Delivery, to him or upon his order, of the Deposited Securities represented by the ADS so surrendered.  ADS may be surrendered for the purpose of withdrawing Deposited Securities by Delivery of a Receipt evidencing such ADS (if held in registered form) or by book‑entry delivery of such ADS to the Depositary.
A Receipt surrendered for such purposes shall, if so required by the Depositary, be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of a person or persons designated in such order. Thereupon, the Depositary shall direct the Custodian to Deliver (without unreasonable delay) at the designated office of the Custodian or through a book-entry delivery of the Shares (in either case subject to the terms and conditions of the Deposit Agreement, to the Memorandum and Articles of Association, and to the provisions of or governing the Deposited Securities and applicable laws, now or hereafter in effect), to or upon the written order of the person or persons designated in the order delivered to the Depositary as provided above, the Deposited Securities represented by such ADSs, together with any certificate or other proper documents of or relating to title for the Deposited Securities or evidence of the electronic transfer thereof (if available) as the case may be to or for the account of such person.  Subject to Article (4) hereof, in the case of surrender of a Receipt evidencing a number of ADSs representing other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) issue and Deliver to the person surrendering such Receipt a new Receipt evidencing American Depositary Shares representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Shares represented by the Receipt so surrendered and remit the proceeds thereof (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and/or a division or Affiliate(s) of the Depositary and (b) taxes and/or governmental charges) to the person surrendering the Receipt.  At the request, risk and expense of any Holder so surrendering a Receipt, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held in respect of, and any certificate or certificates and other proper documents of or relating to title to, the Deposited Securities represented by such Receipt to the Depositary for Delivery at the Corporate Trust Office of the Depositary, and for further Delivery to such Holder.  Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission. Upon receipt of such direction by the Depositary, the Depositary may make delivery to such person or persons entitled thereto at the Corporate Trust Office of the Depositary of any dividends or cash distributions with respect to the Deposited Securities represented by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.
(3) Transfers, Split‑Ups and Combinations of Receipts.  Subject to the terms and conditions of the Deposit Agreement, the Registrar shall register transfers of Receipts on its books, upon surrender at the Corporate Trust Office of the Depositary of a Receipt by the Holder thereof in person or by duly authorized attorney, properly endorsed in the case of a certificated Receipt or accompanied by, or in the case of Receipts issued through any book-entry system, including, without limitation, DRS/Profile, receipt by the Depositary of proper instruments of transfer (including signature guarantees in accordance with standard industry practice) and duly stamped as may be required by the laws of the State of New York, of the United States, of the Cayman Islands and of any other applicable jurisdiction.  Subject to the terms and conditions of the Deposit Agreement, including payment of the applicable fees and expenses incurred by, and charges of, the Depositary, the Depositary shall execute and Deliver a new Receipt(s) (and if necessary, cause the Registrar to countersign such Receipt(s)) and deliver same to or upon the order of the person entitled to such Receipts evidencing the same aggregate number of ADSs as those evidenced by the Receipts surrendered. Upon surrender of a Receipt or Receipts for the purpose of effecting a split‑up or combination of such Receipt or Receipts upon payment of the applicable fees and charges of the Depositary, and subject to the terms and conditions of the Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as the Receipt or Receipts surrendered.
(4) Pre‑Conditions to Registration, Transfer, Etc.  As a condition precedent to the execution and Delivery, registration, registration of transfer, split‑up, subdivision, combination or surrender of any Receipt, the delivery of any distribution thereon (whether in cash or shares) or withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the depositor of Shares or presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in the Deposit Agreement and in this Receipt, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matter and (iii) compliance with (A) any laws or governmental regulations relating to the execution and Delivery of Receipts and ADSs or to the withdrawal of Deposited Securities and (B) such reasonable regulations of the Depositary or the Company consistent with the Deposit Agreement and applicable law.
The issuance of ADSs against deposits of Shares generally or against deposits of particular Shares may be suspended, or the issuance of ADSs against the deposit of particular Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer of Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange upon which the Receipts or Share are listed, or under any provision of the Deposit Agreement or provisions of, or governing, the Deposited Securities or any meeting of shareholders of the Company or for any other reason, subject in all cases to Article (22) hereof.
The Depositary shall not issue ADSs prior to the receipt of Shares or deliver Shares prior to the receipt and cancellation of ADSs.
(5) Compliance with Information Requests.  Notwithstanding any other provision of the Deposit Agreement or this Receipt, each Holder and Beneficial Owner of the ADSs represented hereby agrees to comply with requests from the Company pursuant to the laws of the Cayman Islands, the rules and requirements of the NASDAQ and any other stock exchange on which the Shares are, or will be registered, traded or listed, the Memorandum and Articles of Association, which are made to provide information as to the capacity in which such Holder or Beneficial Owner owns ADSs and regarding the identity of any other person interested in such ADSs and the nature of such interest and various other matters whether or not they are Holders and/or Beneficial Owner at the time of such request. The Depositary agrees to use reasonable efforts to forward any such requests to the Holders and to forward to the Company any such responses to such requests received by the Depositary.
(6) Liability of Holder for Taxes, Duties and Other Charges.  If any tax or other governmental charge shall become payable by the Depositary or the Custodian with respect to any Receipt or any Deposited Securities or ADSs, such tax or other governmental charge shall be payable by the Holders and Beneficial Owners to the Depositary. The Company, the Custodian and/or the Depositary may withhold or deduct from any distributions made in respect of Deposited Securities and may sell for the account of the Holder and/or Beneficial Owner any or all of the Deposited Securities and apply such distributions and sale proceeds in payment of such taxes (including applicable interest and penalties) or charges, with the Holder and the Beneficial Owner hereof remaining fully liable for any deficiency.  The Custodian may refuse the deposit of Shares, and the Depositary may refuse to issue ADSs, to deliver Receipts, register the transfer, split‑up or combination of ADRs and (subject to Article (22) hereof) the withdrawal of Deposited Securities, until payment in full of such tax, charge, penalty or interest is received.
The liability of Holders and Beneficial Owners under the Deposit Agreement shall survive any transfer of Receipts, any surrender of Receipts and withdrawal of Deposited Securities or the termination of the Deposit Agreement.
Holders understand that in converting Foreign Currency, amounts received on conversion are calculated at a rate which may exceed the number of decimal places used by the Depositary to report distribution rates (which in any case will not be less than two decimal places).  Any excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment.
(7) Representations and Warranties of Depositors.  Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares (and the certificates therefor) are duly authorized, validly issued, fully paid, non‑assessable and were legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares, have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, Restricted Securities, (v) the Shares presented for deposit have not been stripped of any rights or entitlements and (vi) the Shares are not subject to any lock‑up agreement with the Company or other party, or the Shares are subject to a lock-up agreement but such lock-up agreement has terminated or the lock-up restrictions imposed thereunder have expired or been validly waived.  Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance, cancellation and transfer of ADSs.  If any such representations or warranties are false in any way, the Company and Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.
(8) Filing Proofs, Certificates and Other Information.  Any person presenting Shares for deposit shall provide, any Holder and any Beneficial Owner may be required to provide, and every Holder and Beneficial Owner agrees, from time to time to provide to the Depositary such proof of citizenship or residence, taxpayer status, payment of all applicable taxes and/or other governmental charges, exchange control approval, legal or beneficial ownership of ADSs and Deposited Securities, compliance with applicable laws and the terms of the Deposit Agreement and the provisions of, or governing, the Deposited Securities or other information as the Depositary deems necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the Deposit Agreement. Pursuant to the Deposit Agreement, the Depositary and the Registrar, as applicable, may withhold the execution or Delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof, or to the extent not limited by the terms of Article (22) hereof or the terms of the Deposit Agreement, the Delivery of any Deposited Securities until such proof or other information is filed or such certifications are executed, or such representations and warranties are made, or such other documentation or information provided, in each case to the Depositary’s and the Company’s satisfaction. The Depositary shall from time to time on the written request of the Company advise the Company of the availability of any such proofs, certificates or other information and shall, at the Company’s sole expense, provide or otherwise make available copies thereof to the Company upon written request therefor by the Company, unless such disclosure is prohibited by law. Each Holder and Beneficial Owner agrees to provide any information requested by the Company or the Depositary pursuant to this paragraph. Nothing herein shall obligate the Depositary to (i) obtain any information for the Company if not provided by the Holders or Beneficial Owners or (ii) verify or vouch for the accuracy of the information so provided by the Holders or Beneficial Owners.
Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, the Agents and each of their respective directors, officers, employees, agents and Affiliates against, and to hold each of them harmless from, any Losses which any of them may incur or which may be made against any of them as a result of or in connection with any inaccuracy in or omission from any such proof, certificate, representation, warranty, information or document furnished by or on behalf of such Holder and/or Beneficial Owner or as a result of any such failure to furnish any of the foregoing.
The obligations of Holders and Beneficial Owners under the Deposit Agreement shall survive any transfer of Receipts, any surrender of Receipts and withdrawal of Deposited Securities or the termination of this Deposit Agreement.
(9) Charges of Depositary.  The Depositary reserves the right to charge the following fees for the services performed under the terms of the Deposit Agreement, provided, however, that no fees shall be payable upon distribution of cash dividends so long as the charging of such fee is prohibited by the exchange, if any, upon which the ADSs are listed:
(i) to any person to whom ADSs are issued or to any person to whom a distribution is made in respect of ADS distributions pursuant to stock dividends or other free distributions of stock, bonus distributions, stock splits or other distributions (except where converted to cash), a fee not in excess of U.S. $ 5.00 per 100 ADSs (or fraction thereof) so issued under the terms of the Deposit Agreement to be determined by the Depositary;
(ii) to any person surrendering ADSs for withdrawal of Deposited Securities or whose ADSs are cancelled or reduced for any other reason including, inter alia, cash distributions made pursuant to a cancellation or withdrawal, a fee not in excess of U.S. $ 5.00 per 100 ADSs reduced, cancelled or surrendered (as the case may be);
(iii) to any holder of ADSs (including, without limitation, Holders), a fee not in excess of U.S. $ 5.00 per 100 ADSs  held for the distribution of cash dividends;
(iv) to any holder of ADSs (including, without limitation, Holders), a fee not in excess of U.S. $ 5.00 per 100 ADSs  held for the distribution of cash entitlements (other than cash dividends) and/or cash proceeds, including proceeds from the sale of rights, securities and other entitlements;
(v) to any holder of ADSs (including, without limitation, Holders), a fee not in excess of U.S. $ 5.00 per 100 ADSs (or portion thereof) issued upon the exercise of rights; and
(vi) for the operation and maintenance costs in administering the ADSs an annual fee of U.S. $ 5.00 per 100 ADSs, such fee to be assessed against Holders of record as of the date or dates set by the Depositary as it sees fit and collected at the sole discretion of the Depositary by billing such Holders for such fee or by deducting such fee from one or more cash dividends or other cash distributions.
In addition, Holders, Beneficial Owners, any person depositing Shares for deposit and any person surrendering ADSs for cancellation and withdrawal of Deposited Securities will be required to pay the following charges:
(i) taxes (including applicable interest and penalties) and other governmental charges;
(ii) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities with the Foreign Registrar and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;
(iii) such cable, telex, facsimile and electronic transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the depositor depositing or person withdrawing Shares or Holders and Beneficial Owners of ADSs;
(iv) the expenses and charges incurred by the Depositary and/or a division or Affiliate(s) of the Depositary in the conversion of Foreign Currency;
(v) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs;
(vi) the fees and expenses incurred by the Depositary in connection with the delivery of Deposited Securities, including any fees of a central depository for securities in the local market, where applicable;
(vii) any additional fees, charges, costs or expenses that may be incurred by the Depositary or a division or Affiliate(s) of the Depositary from time to time.
Any other fees and charges of, and expenses incurred by, the Depositary or the Custodian under the Deposit Agreement shall be for the account of the Company unless otherwise agreed in writing between the Company and the Depositary from time to time.  All fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by Article (20) hereof.
The Depositary may make payments to the Company and/or may share revenue with the Company derived from fees collected from Holders and Beneficial Owners, upon such terms and conditions as the Company and the Depositary may agree from time to time.
(10) Title to Receipts.  It is a condition of this Receipt, and every successive Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt (and to each ADS evidenced hereby) is transferable by delivery of the Receipt, provided it has been properly endorsed or accompanied by proper instruments of transfer, such Receipt being a certificated security under the laws of the State of New York.  Notwithstanding any notice to the contrary, the Depositary may deem and treat the Holder of this Receipt (that is, the person in whose name this Receipt is registered on the books of the Depositary) as the absolute owner hereof for all purposes.  The Depositary shall have no obligation or be subject to any liability under the Deposit Agreement or this Receipt to any holder of this Receipt or any Beneficial Owner unless such holder is the Holder of this Receipt registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner or the Beneficial Owner’s representative is the Holder registered on the books of the Depositary.
(11) Validity of Receipt.  This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose, unless this Receipt has been (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar and (iv) registered in the books maintained by the Depositary or the Registrar, as applicable, for the issuance and transfer of Receipts.  Receipts bearing the facsimile signature of a duly‑authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly‑authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the execution and delivery of such Receipt by the Depositary or did not hold such office on the date of issuance of such Receipts.
(12) Available Information; Reports; Inspection of Transfer Books.  The Company is subject to the periodic reporting requirements of the Exchange Act applicable to foreign private issuers (as defined in Rule 405 of the Securities Act) and accordingly files certain information with the Commission.  These reports and documents can be inspected and copied at the public reference facilities maintained by the Commission located at 100 F Street, N.E., Washington D.C. 20549, U.S.A.  The Depositary shall make available during normal business hours on any Business Day for inspection by Holders at its Corporate Trust Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.
The Depositary or the Registrar, as applicable, shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Company and by the Holders of such Receipts, provided that such inspection shall not be, to the Depositary’s or the Registrar’s knowledge, for the purpose of communicating with Holders of such Receipts in the interest of a business or object other than the business of the Company or other than a matter related to the Deposit Agreement or the Receipts.
The Depositary or the Registrar, as applicable, may close the transfer books with respect to the Receipts, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, or at the reasonable written request of the Company subject, in all cases, to Article (22) hereof.
Dated:	DEUTSCHE BANK TRUST COMPANY AMERICAS, as Depositary
By: ______________________________
By: ______________________________
The address of the Corporate Trust Office of the Depositary is 1 Columbus Circle, New York, New York 10019, U.S.A.

EXHIBIT B
[FORM OF REVERSE OF RECEIPT]
SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
OF THE DEPOSIT AGREEMENT
(13) Dividends and Distributions in Cash, Shares, etc.  Whenever the Depositary receives confirmation from the Custodian of receipt of any cash dividend or other cash distribution on any Deposited Securities, or receives proceeds from the sale of any Shares, rights securities or other entitlements under the Deposit Agreement, the Depositary will, if at the time of receipt thereof any amounts received in a Foreign Currency can, in the judgment of the Depositary (upon the terms of the Deposit Agreement), be converted on a practicable basis, into Dollars transferable to the United States, promptly convert or cause to be converted such dividend, distribution or proceeds into Dollars and will distribute promptly the amount thus received (net of applicable fees and charges of, and expenses incurred by, the Depositary and/or a division or Affiliate(s) of the Depositary and taxes and/or governmental charges) to the Holders of record as of the ADS Record Date in proportion to the number of ADSs representing such Deposited Securities held by such Holders respectively as of the ADS Record Date.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent.  Any such fractional amounts shall be rounded down to the nearest whole cent and so distributed to Holders entitled thereto.  Holders and Beneficial Owners understand that in converting Foreign Currency, amounts received on conversion are calculated at a rate which exceeds the number of decimal places used by the Depositary to report distribution rates. The excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment. If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the ADSs representing such Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority.  Evidence of payment thereof by the Company shall be forwarded by the Company to the Depositary upon request. The Depositary shall forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file with governmental agencies such reports as are necessary to obtain benefits under the applicable tax treaties for the Holders and Beneficial Owners of Receipts.
If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Company shall cause such Shares to be deposited with the Custodian and registered, as the case may be, in the name of the Depositary, the Custodian or their nominees.  Upon receipt of confirmation of such deposit, the Depositary shall, subject to and in accordance with the Deposit Agreement, establish the ADS Record Date and either (i) distribute to the Holders as of the ADS Record Date in proportion to the number of ADSs held by such Holders as of the ADS Record Date, additional ADSs, which represent in aggregate the number of Shares received as such dividend, or free distribution, subject to the terms of the Deposit Agreement (including, without limitation, the applicable fees and charges of, and expenses incurred by, the Depositary, and taxes and/or governmental charges), or (ii) if additional ADSs are not so distributed, each ADS issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional Shares distributed upon the Deposited Securities represented thereby (net of the applicable fees and charges of, and the expenses incurred by, the Depositary, and taxes and/or governmental charges).  In lieu of delivering fractional ADSs, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the proceeds upon the terms set forth in the Deposit Agreement.
In the event that (x) the Depositary determines that any distribution in property (including Shares) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, (y) if the Company, in the fulfillment of its obligations under the Deposit Agreement, has either (a) furnished an opinion of U.S. counsel determining that Shares must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), or (b) fails to timely deliver the documentation contemplated in the Deposit Agreement, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of taxes and/or governmental charges, and fees and charges of, and expenses incurred by, the Depositary and/or a division or Affiliate(s) of the Depositary) to Holders entitled thereto upon the terms of the Deposit Agreement. The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.
Upon timely receipt of a notice indicating that the Company wishes an elective distribution to be made available to Holders upon the terms described in the Deposit Agreement, the Depositary shall, upon provision of all documentation required under the Deposit Agreement, (including, without limitation, any legal opinions the Depositary may request under the Deposit Agreement) determine whether such distribution is lawful and reasonably practicable.  If so, the Depositary shall, subject to the terms and conditions of the Deposit Agreement, establish an ADS Record Date according to Article (14) hereof and establish procedures to enable the Holder hereof to elect to receive the proposed distribution in cash or in additional ADSs.  If a Holder elects to receive the distribution in cash, the dividend shall be distributed as in the case of a distribution in cash.  If the Holder hereof elects to receive the distribution in additional ADSs, the distribution shall be distributed as in the case of a distribution in Shares upon the terms described in the Deposit Agreement.  If such elective distribution is not lawful or reasonably practicable or if the Depositary did not receive satisfactory documentation set forth in the Deposit Agreement, the Depositary shall, to the extent permitted by law, distribute to Holders, on the basis of the same determination as is made in the Cayman Islands, in respect of the Shares for which no election is made, either (x) cash or (y) additional ADSs representing such additional Shares, in each case, upon the terms described in the Deposit Agreement.  Nothing herein shall obligate the Depositary to make available to the Holder hereof a method to receive the elective dividend in Shares (rather than ADSs).  There can be no assurance that the Holder hereof will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.
Whenever the Company intends to distribute to the holders of the Deposited Securities rights to subscribe for additional Shares, the Company shall give notice thereof to the Depositary at least 60 days prior to the proposed distribution stating whether or not it wishes such rights to be made available to Holders of ADSs. Upon timely receipt by the Depositary of a notice indicating that the Company wishes such rights to be made available to Holders of ADSs, the Company shall determine whether it is lawful and reasonably practicable to make such rights available to the Holders. The Depositary shall make such rights available to any Holders only if the Company shall have timely requested that such rights be made available to Holders, the Depositary shall have received the documentation required by the Deposit Agreement, and the Depositary shall have determined that such distribution of rights is lawful and reasonably practicable.  If such conditions are not satisfied, the Depositary shall sell the rights as described below.  In the event all conditions set forth above are satisfied, the Depositary shall establish an ADS Record Date and establish procedures (x) to distribute such rights (by means of warrants or otherwise) and (y) to enable the Holders to exercise the rights (upon payment of the applicable fees and charges of, and expenses incurred by, the Depositary and/or a division or Affiliate(s) of the Depositary and taxes and/or governmental charges).  Nothing herein or in the Deposit Agreement shall obligate the Depositary to make available to the Holders a method to exercise such rights to subscribe for Shares (rather than ADSs).  If (i) the Company does not timely request the Depositary to make the rights available to Holders or if the Company requests that the rights not be made available to Holders, (ii) the Depositary fails to receive the documentation required by the Deposit Agreement or determines it is not lawful or reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, and if it so determines that it is lawful and reasonably practicable, endeavour to sell such rights in a riskless principal capacity or otherwise, at such place and upon such terms (including public and/or private sale) as it may deem proper.  The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable fees and charges of, and expenses incurred by, the Depositary and/or a division or Affiliate(s) of the Depositary and taxes and/or governmental charges) upon the terms hereof and in the Deposit Agreement.  If the Depositary is unable to make any rights available to Holders or to arrange for the sale of the rights upon the terms described above, the Depositary shall allow such rights to lapse.  The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution.
Notwithstanding anything herein to the contrary, if registration (under the Securities Act and/or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders (i) unless and until a registration statement under the Securities Act covering such offering is in effect or (ii) unless the Company furnishes to the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, in each case satisfactorily to the Depositary, to the effect that the offering and sale of such securities to Holders and Beneficial Owners are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable laws.  In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes and/or other governmental charges, the amount distributed to the Holders shall be reduced accordingly. In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes and/or charges.
There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to exercise rights on the same terms and conditions as the holders of Shares or to exercise such rights.  Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights or otherwise to register or qualify the offer or sale of such rights or securities under the applicable law of any other jurisdiction for any purpose.
Upon receipt of a notice regarding property other than cash, Shares or rights to purchase additional Shares, to be made to Holders of ADSs, the Depositary shall determine, after consultation with the Company, whether such distribution to Holders is lawful and reasonably practicable.  The Depositary shall not make such distribution unless (i) the Company shall have timely requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received the documentation required by the Deposit Agreement, and (iii) the Depositary shall have determined that such distribution is lawful and reasonably practicable.  Upon satisfaction of such conditions, the Depositary shall distribute the property so received to the Holders of record as of the ADS Record Date, in proportion to the number of ADSs held by such Holders respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any taxes and/or governmental charges.  The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.
If the conditions above are not satisfied, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem proper and shall distribute the proceeds of such sale received by the Depositary (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and/or a division or Affiliate(s) of the Depositary and (b) taxes and/or governmental charges) to the Holders upon the terms hereof and of the Deposit Agreement.  If the Depositary is unable to sell such property, the Depositary may dispose of such property in any way it deems reasonably practicable under the circumstances.
(14) Fixing of Record Date.  Whenever necessary in connection with any distribution (whether in cash, Shares, rights or other distribution), or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each ADS, or whenever the Depositary shall receive notice of any meeting of or solicitation of holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, or any other matter, the Depositary shall fix a record date (the “ADS Record Date”), as close as practicable to the record date fixed by the Company with respect to the Shares (if applicable), for the determination of the Holders who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each ADS or for any other reason. Subject to applicable law and the terms and conditions of this Receipt and the Deposit Agreement, only the Holders of record at the close of business in New York on such ADS Record Date shall be entitled to receive such distributions, to give such voting instructions, to receive such notice or solicitation, or otherwise take action.
(15) Voting of Deposited Securities. Subject to the next sentence, as soon as practicable after receipt of notice of any meeting at which the holders of Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Deposited Securities, the Depositary shall fix the ADS Record Date in respect of such meeting or such solicitation of consents or proxies. The Depositary shall, if requested by the Company in writing in a timely manner (the Depositary having no obligation to take any further action if the request shall not have been received by the Depositary at least 30 Business Days prior to the date of such vote or meeting) and at the Company’s expense, and provided no U.S. legal prohibitions exist, mail by regular, ordinary mail delivery (or by electronic mail or as otherwise may be agreed between the Company and the Depositary in writing from time to time) or otherwise distribute as soon as practicable after receipt thereof to Holders as of the ADS Record Date: (a) such notice of meeting or solicitation of consent or proxy; (b) a statement that the Holders at the close of business on the ADS Record Date will be entitled, subject to any applicable law, the provisions of this Deposit Agreement, the Company’s Memorandum and Articles of Association and the provisions of or governing the Deposited Securities (which provisions, if any, shall be summarized in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by such Holder’s American Depositary Shares; and (c) a brief statement as to the manner in which such voting instructions may be given to the Depositary, or in which instructions may be deemed to have been given in accordance with this Article (15), including an express indication that instructions may be given (or be deemed to have been given in accordance with the immediately following paragraph of this section if no instruction is received) to the Depositary to give a discretionary proxy to a person or persons designated by the Company. Voting instructions may be given only in respect of a number of American Depositary Shares representing an integral number of Deposited Securities.  Upon the timely receipt of voting instructions of a Holder on the ADS Record Date in the manner specified by the Depositary, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of this Deposit Agreement, the Company’s Memorandum and Articles of Association and the provisions of or governing the Deposited Securities, to vote or cause the Custodian to vote the Deposited Securities (in person or by proxy) represented by American Depositary Shares evidenced by such Receipt in accordance with such voting instructions.
In the event that (i) the Depositary timely receives voting instructions from a Holder which fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Holder’s ADSs or (ii) no timely instructions are received by the Depositary from a Holder with respect to any of the Deposited Securities represented by the ADSs held by such Holder on the ADS Record Date, the Depositary shall (unless otherwise specified in the notice distributed to Holders) deem such Holder to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Company to vote such Deposited Securities, provided, however, that no such instruction shall be deemed to have been given and no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing, if applicable) that (x) the Company does not wish to give such proxy, (y) the Company is aware or should reasonably be aware that substantial opposition exists from Holders against the outcome for which the person designated by the Company would otherwise vote or (z) the outcome for which the person designated by the Company would otherwise vote would materially and adversely affect the rights of holders of Deposited Securities, provided, further, that the Company will have no liability to any Holder or Beneficial Owner resulting from such notification.
In the event that voting on any resolution or matter is conducted on a show of hands basis in accordance with the Memorandum and Articles of Association, the Depositary will refrain from voting and the voting instructions (or the deemed voting instructions, as set out above) received by the Depositary from Holders shall lapse.  The Depositary will have no obligation to demand voting on a poll basis with respect to any resolution and shall have no liability to any Holder or Beneficial Owner for not having demanded voting on a poll basis.
Neither the Depositary nor the Custodian shall, under any circumstances exercise any discretion as to voting, and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of for purposes of establishing a quorum or otherwise, Deposited Securities represented by ADSs except pursuant to and in accordance with such written instructions from Holders, including the deemed instruction to the Depositary to give a discretionary proxy to a person designated by the Company. Deposited Securities represented by ADSs for which (i) no timely voting instructions are received by the Depositary from the Holder, or (ii) timely voting instructions are received by the Depositary from the Holder but such voting instructions fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Holder’s ADSs, shall be voted in the manner provided in this Article (15). Notwithstanding anything else contained herein, and subject to applicable law, regulation and the Memorandum and Articles of Association, the Depositary shall, if so requested in writing by the Company, represent all Deposited Securities (whether or not voting instructions have been received in respect of such Deposited Securities from Holders as of the ADS Record Date) for the purpose of establishing quorum at a meeting of shareholders.
There can be no assurance that Holders or Beneficial Owners generally or any Holder or Beneficial Owner in particular will receive the notice described above with sufficient time to enable the Holder to return voting instructions to the Depositary in a timely manner.
Notwithstanding the above, save for applicable provisions of the law of the Cayman Islands, and in accordance with the terms of Section 5.3 of the Deposit Agreement, the Depositary shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities or the manner in which such vote is cast or the effect of such vote.

(16) Changes Affecting Deposited Securities.  Upon any change in par value, split‑up, subdivision, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger, amalgamation or consolidation or sale of assets affecting the Company or to which it otherwise is a party, any securities which shall be received by the Depositary or a Custodian in exchange for, or in conversion of or replacement or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Securities under the Deposit Agreement, and the Receipts shall, subject to the provisions of the Deposit Agreement and applicable law, evidence ADSs representing the right to receive such additional securities. Alternatively, the Depositary may, with the Company’s approval, and shall, if the Company shall so requests, subject to the terms of the Deposit Agreement and receipt of satisfactory documentation contemplated by the Deposit Agreement, execute and deliver additional Receipts as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts, in either case, as well as in the event of newly deposited Shares, with necessary modifications to this form of Receipt specifically describing such new Deposited Securities and/or corporate change. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company’s approval, and shall if the Company requests, subject to receipt of satisfactory legal documentation contemplated in the Deposit Agreement, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of fees and charges of, and expenses incurred by, the Depositary and/or a division or Affiliate(s) of the Depositary and taxes and/or governmental charges) for the account of the Holders otherwise entitled to such securities and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to the Deposit Agreement. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Holders in general or any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.
(17) Exoneration.  None of the Depositary, the Custodian or the Company shall be obligated to do or perform any act which is inconsistent with the provisions of the Deposit Agreement or shall incur any liability to Holders, Beneficial Owners or any third parties (i) if the Depositary, the Custodian or the Company or their respective controlling persons or agents shall be prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the Deposit Agreement and this Receipt, by reason of any provision of any present or future law or regulation of the United States, the Cayman Islands or any other country, or of any other governmental authority or regulatory authority or stock exchange, or by reason of any provision, present or future of the Memorandum and Articles of Association or any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control, (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in the Memorandum and Articles of Association or provisions of or governing Deposited Securities, (iii) for any action or inaction of the Depositary, the Custodian or the Company or their respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, (iv) for any inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Holders of ADS or (v) for any special, consequential, indirect or punitive damages for any breach of the terms of the Deposit Agreement or otherwise.  The Depositary, its controlling persons, its agents (including without limitation, the Agents), any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request, opinion or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.  No disclaimer of liability under the Securities Act or the Exchange Act is intended by any provision of the Deposit Agreement.
(18) Standard of Care.  The Company and the Depositary and their respective directors, officers, Affiliates, employees and agents (including without limitation, the Agents) assume no obligation and shall not be subject to any liability under the Deposit Agreement or the Receipts to Holders or Beneficial Owners or other persons, except in accordance with Section 5.8 of the Deposit Agreement, provided, that the Company and the Depositary and their respective directors, officers, Affiliates, employees and agents (including without limitation, the Agents) agree to perform their respective obligations specifically set forth in the Deposit Agreement without gross negligence or wilful misconduct.  The Depositary and its directors, officers, Affiliates, employees and agents (including without limitation, the Agents) shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote.  The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of ADSs, Shares or Deposited Securities, for the credit‑worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for the failure or timeliness of any notice from the Company or for any action or non action by it in reliance upon the opinion, advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or any other person believed by it in good faith to be competent to give such advice or information. The Depositary and its agents (including without limitation, the Agents) shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without gross negligence or willful misconduct while it acted as Depositary.
(19) Resignation and Removal of the Depositary; Appointment of Successor Depositary.  The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 90th day after delivery thereof to the Company (whereupon the Depositary shall, in the event no successor depositary has been appointed by the Company, be entitled to take the actions contemplated in the Deposit Agreement), or (ii) the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement, save that, any amounts, fees, costs or expenses owed to the Depositary under the Deposit Agreement or in accordance with any other agreements otherwise agreed in writing between the Company and the Depositary from time to time shall be paid to the Depositary prior to such resignation. The Company shall use reasonable efforts to appoint such successor depositary, and give notice to the Depositary of such appointment, not more than 90 days after delivery by the Depositary of written notice of resignation as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Company by written notice of such removal which notice shall be effective on the later of (i) the 90th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in the Deposit Agreement if a successor depositary has not been appointed), or (ii) the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement save that, any amounts, fees, costs or expenses owed to the Depositary under the Deposit Agreement or in accordance with any other agreements otherwise agreed in writing between the Company and the Depositary from time to time shall be paid to the Depositary prior to such removal. In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York and if it shall have not appointed a successor depositary the provisions referred to in Article (21) hereof and correspondingly in the Deposit Agreement shall apply. Every successor depositary shall be required by the Company to execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor.  The predecessor depositary, upon payment of all sums due to it and on the written request of the Company, shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in the Deposit Agreement), (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding Receipts and such other information relating to Receipts and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly mail notice of its appointment to such Holders.  Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act and, notwithstanding anything to the contrary in the Deposit Agreement, the Depositary may assign or otherwise transfer all or any of its rights and benefits under the Deposit Agreement (including any cause of action arising in connection with it) to Deutsche Bank AG or any branch thereof or any entity which is a direct or indirect subsidiary or other affiliate of Deutsche Bank AG.
(20) Amendment/Supplement.  Subject to the terms and conditions of this Article (20), and applicable law, this Receipt and any provisions of the Deposit Agreement may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than the charges of the Depositary in connection with foreign exchange control regulations, and taxes and/or other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding Receipts until 30 days after notice of such amendment or supplement shall have been given to the Holders of outstanding Receipts. Notice of any amendment to the Deposit Agreement or form of Receipts shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders and Beneficial Owners to retrieve or receive the text of such amendment (i.e., upon retrieval from the Commission's, the Depositary's or the Company's website or upon request from the Depositary). The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F‑6 under the Securities Act or (b) the ADSs or Shares to be traded solely in electronic book‑entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such ADS, to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement as amended or supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipt at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, or rules or regulations.
(21) Termination.  The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 90 days prior to the date fixed in such notice for such termination provided that, the Depositary shall be reimbursed for any amounts, fees, costs or expenses owed to it in accordance with the terms of the Deposit Agreement and in accordance with any other agreements as otherwise agreed in writing between the Company and the Depositary from time to time, prior to such termination shall take effect. If 90 days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided herein and in the Deposit Agreement, the Depositary may terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed for such termination. On and after the date of termination of the Deposit Agreement, each Holder will, upon surrender of such Holder’s Receipt at the Corporate Trust Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of Receipts referred to in Article (2) hereof and in the Deposit Agreement and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes and/or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipt. If any Receipts shall remain outstanding after the date of termination of the Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of Receipts, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights or other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in the Deposit Agreement, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, or charging, as the case may be, in each case the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes and/or governmental charges or assessments). At any time after the expiration of six months from the date of termination of the Deposit Agreement, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated account, without liability for interest for the pro rata benefit of the Holders of Receipts whose Receipts have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement with respect to the Receipts and the Shares, Deposited Securities and ADSs, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes and/or governmental charges or assessments) and except as set forth in the Deposit Agreement. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except as set forth in the Deposit Agreement. The obligations under the terms of the Deposit Agreement and Receipts of Holders and Beneficial Owners of ADSs outstanding as of the effective date of any termination shall survive such effective date of termination and shall be discharged only when the applicable ADSs are presented by their Holders to the Depositary for cancellation under the terms of the Deposit Agreement and the Holders have each satisfied any and all of their obligations hereunder (including, but not limited to, any payment and/or reimbursement obligations which relate to prior to the effective date of termination but which payment and/or reimbursement is claimed after such effective date of termination).
Notwithstanding anything contained in the Deposit Agreement or any ADR, in connection with the termination of the Deposit Agreement, the Depositary may, independently and without the need for any action by the Company, make available to Holders of ADSs a means to withdraw the Deposited Securities represented by their ADSs and to direct the deposit of such Deposited Securities into an unsponsored American depositary shares program established by the Depositary, upon such terms and conditions as the Depositary may deem reasonably appropriate, subject however, in each case, to satisfaction of the applicable registration requirements by the unsponsored American depositary shares program under the Securities Act, and to receipt by the Depositary of payment of the applicable fees and charges of, and reimbursement of the applicable expenses incurred by, the Depositary.
(22) Compliance with U.S. Securities Laws; Regulatory Compliance.  Notwithstanding any provisions in this Receipt or the Deposit Agreement to the contrary, the withdrawal or Delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Section I.A.(1) of the General Instructions to Form F‑6 Registration Statement, as amended from time to time, under the Securities Act.
 (23) Certain Rights of the Depositary. The Depositary, its Affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in ADSs. The Depositary may issue ADSs against evidence of rights to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.
 (24) Ownership Restrictions.  Owners and Beneficial Owners shall comply with any limitations on ownership of Shares under the Memorandum and Articles of Association or applicable Cayman Islands law as if they held the number of Shares their American Depositary Shares represent.  The Company shall inform the Owners, Beneficial Owners and the Depositary of any such ownership restrictions in place from time to time.
(25) Waiver. EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH HOLDER AND BENEFICIAL OWNER AND/OR HOLDER OF INTERESTS IN ANY ADRs) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE ADSs OR THE ADRs, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).

(ASSIGNMENT AND TRANSFER SIGNATURE LINES)
FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto ______________________________ whose taxpayer identification number is _______________________ and whose address including postal zip code is ____________________________, the within Receipt and all rights thereunder, hereby irrevocably constituting and appointing ________________________ attorney‑in‑fact to transfer said Receipt on the books of the Depositary with full power of substitution in the premises.
Dated: Name: ________________________________
By:
Title:
NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.
If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his/her full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.

SIGNATURE GUARANTEED
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